SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549

                                _________


                                FORM 8-K

                             CURRENT REPORT


                 Pursuant to Section 13 or 15(d) of the

                     Securities Exchange Act of 1934


                      Date of Report:  May 24, 1994
                    (Date of earliest event reported)


                      D E E R E   &   C O M P A N Y
           (Exact name of registrant as specified in charter)

                                DELAWARE
             (State or other jurisdiction of incorporation)

                                 1-4121
                        (Commission File Number)

                               36-2382580
                    (IRS Employer Identification No.)

                             John Deere Road
                         Moline, Illinois  61265
          (Address of principal executive offices and zip code)

                              (309)765-8000
          (Registrant`s telephone number, including area code)

                 _______________________________________
     (Former name or former address, if changed since last report.)

                           Page 1 of 13 pages.

                    The Exhibit Index appears at Page 3

Item 7. Financial Statements, Pro Forma Financial Information and
Exhibits.

 (c)  Exhibits

    (99) Press release and additional information.


 Signatures

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant
 has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.



                             DEERE & COMPANY



                              By   /s/ Frank S. Cottrell
                                 Frank S. Cottrell, Secretary


 Dated:  May 24, 1994

                             EXHIBIT INDEX




Number and Description of Exhibit					Sequential Page
																																						Number


 (99) Press release and additional
information             																			Pg. 4

                                 Exhibit 99
 FOR IMMEDIATE RELEASE (24 May 1994)


     MOLINE, ILLINOIS - Deere & Company today reported record net income
for the second quarter of the 1994 fiscal year of $189.3 million
or
$2.20 per share, compared with last year's restated income of
$101.0
million or $1.30 per share before restructuring charges.  The second
quarter of Deere & Company's fiscal year ended April 30.
     The 1993 second quarter results were restated to include the incremental effect of accounting changes related to postretirement benefits expense.  The accounting changes were adopted in the fourth
quarter of 1993, effective retroactively to November 1, 1992. Additionally, in 1993's second quarter, the company recorded an after-
tax restructuring charge of $80.0 million related to the
downsizing and
rationalizing of the company's European operations. These items resulted in second quarter 1993 net income of $21.0 million or $.27 per share.
     Worldwide net sales and revenues increased 17 percent to
$2.460
billion in the second quarter from $2.105 billion during the same period
last year.  Total worldwide production was up 17 percent compared with
the second quarter of 1993.  Accounts and notes receivable from dealers
at April 30, 1994, which largely represent dealers' inventories financed
by the company, totaled $3.153 billion and are comparable to year-ago
levels, despite the sizeable increase in demand for the company's products.
     Deere & Company Chairman and Chief Executive Officer Hans W. Becherer said, "The company's results for the quarter were significantly better than last year primarily due to higher North American production
and sales volumes, improved operating efficiencies, and
substantially
improved results from our overseas operations. Price realization continued to improve during the quarter compared with last year as sales incentive costs declined.  Additionally, net income from our financial
services subsidiaries remained at a very strong level during the quarter."
     Net sales of equipment increased 19 percent and were $2.128 billion
in the current quarter compared with $1.788 billion in the second quarter of 1993. Financial services revenues totaled $309 million in the second quarter of 1994 compared with $295 million last year.
     Worldwide net income for the first six months of 1994
totaled
$276.3 million or $3.22 per share compared with restated income of $64.1
million or $.82 per share before special items during the same period
last year. The increase was primarily due to higher production and sales
volumes, reflecting higher retail sales activity and reduced factory
production shutdowns in 1994.  Operating efficiencies also
continued to
improve compared with the same period last year.  For the first six
months of 1993, the restated net loss after special items was
$1.121
billion or $14.51 per share, which included $1.105 billion for the
cumulative effect of accounting changes and $80.0 million of overseas
restructuring charges.
     Worldwide production tonnage during the first six months of
1994
was 20 percent higher than in the same 1993 period.  Worldwide net sales
and revenues were $4.187 billion for the initial six months of
1994, a
19 percent increase compared to $3.529 billion over the same period last
year.  Net sales of equipment increased 22 percent to $3.535 billion for
the first six months of 1994 from $2.903 billion for the same period of
1993.  The company's financial services revenues totaled $607 million
during the first six months of 1994, a five percent increase compared
with $576 million during the same period last year.
     "North American retail sales of John Deere agricultural
equipment
during the second quarter and the first six months were higher than last
year, reflecting strong customer demand," Becherer said. "North American lawn and grounds care equipment retail sales for both the quarter and the first six months were substantially higher than last
year as a result of the continuing strength in the general
economy.
North American retail sales of John Deere industrial equipment were
significantly higher in both the quarter and the first six months compared with a year ago, primarily resulting from increases in residential and public construction activity. Overseas industry retail demand for agricultural equipment remained relatively weak."
     Worldwide equipment operations, which exclude the financial services subsidiaries, had income of $147.5 million for the quarter and
$195.5 million year-to-date in 1994 compared with income before special
items of $59.7 million for the quarter and a loss of $18.4
million year-
to-date last year.  All of the company's equipment businesses reported
higher earnings for both the quarter and year-to-date compared with last
year.
     The North American agricultural equipment operations
generated
substantially larger operating profits in both the quarter and the first
six months compared with a year ago, reflecting higher production
and
sales volumes and continued improvements in operating
efficiencies.
North American lawn and grounds care operations also generated higher
operating profits in both the quarter and the first six months compared
with last year, primarily due to increased production and sales volumes.
North American industrial equipment operations generated improved operating profits in both the quarter and the first six months compared with last year's small second quarter operating profit and
year-to-date
operating loss, mainly as a result of higher production and sales volumes and lower operating costs. The company's overseas operations had an operating profit in both the quarter and the first six months of
1994 compared with an operating profit before restructuring for the
quarter last year and an operating loss year-to-date.  The
improvement
in overseas profitability resulted from lower operating costs due to the
restructuring of these operations, and sales volumes which were slightly
higher than a year ago.  Operating profit is defined as income before
interest expense, income taxes and certain other expenses.
     Net income of the financial services subsidiaries in 1994
was $40.4
million for the second quarter and $79.0 million for the first six
months compared with income of $39.8 million and $80.8 million, respectively, for the same periods last year, excluding the cumulative effect of accounting changes.  Net income for the credit
operations was
$28.4 million for the quarter and $54.0 million year-to-date compared
with income of $29.1 million and $59.9 million, respectively, for the
same periods last year, excluding the cumulative effect of
accounting
changes.  The changes in income for both the quarter and the first six
months primarily reflect lower margins from a smaller average receivable
and lease portfolio caused mainly by the sale of retail notes in
1993.
These lower margins were partially offset by higher
securitization and
servicing fee income from notes previously sold but still
administered.
Net income for the insurance and health care operations was $12.0 million for the quarter and $25.0 million year-to-date compared with income of $10.7 million and $20.9 million for the same periods last
year, excluding accounting changes.  The increases reflect the
continued
profitable growth of those businesses.
     "North American retail sales activity during the first two quarters
of 1994 provides a sound base for operations during the remainder of the
year," Becherer said.  "For 1994, the U.S. Department of
Agriculture has
projected substantial increases in planted acreages of corn and soybeans, and is forecasting that farm net cash income will be at one of the highest levels in history.  These factors are expected to result in
continued strong retail sales activity for agricultural equipment throughout 1994, assuming normal weather patterns and reasonably stable levels in both interest rates and farm commodity prices.
     "The European agricultural industry remains in the midst of fundamental change due to revisions to government agricultural policies," Becherer said. "Although the long-term downward trend of
European industry retail sales of agricultural equipment is
expected to
continue, the current outlook for 1994 anticipates the company's retail
sales being approximately equal to 1993 levels.
     "The North American economy in 1994 has continued to
strengthen
despite recent increases in interest rates, providing a solid base for
strong industrial and lawn and grounds care equipment retail sales
during the remainder of the year," Becherer said.  "Housing
starts are
expected to remain strong, which should further support increases in
retail activity.
     "In response to strong retail demand, we have increased our
North
American production schedules," Becherer said.  "As a result,
1994
worldwide production tonnage is now anticipated to be 16 percent higher
than 1993 output,  up from our prior estimate of 13 percent.
Worldwide
agricultural equipment production tonnage is expected to be up approximately 13 percent from last year, when dealer receivables were reduced by $146 million.  Lawn and grounds care equipment
production is
expected to be 19 percent higher than 1993 and industrial
equipment
production 23 percent higher than a year ago.  Worldwide
production
during the last six months of 1994 is expected to be up 13
percent over
the same period last year. However, it is important to note that production in the last half of 1994 is expected to be three percent lower than in the first six months of the year, reflecting the effects
of normal seasonal vacation shutdown periods and the start-up of production of a major new tractor line.
     "Retail sales activity for all of our businesses remains
strong and
the results of the company's equipment operations have improved significantly in 1994," Becherer said. "Our operating margins in 1994 have improved, reflecting both the effects of the higher volumes, as
well as the results of our continuing efforts to improve quality, reduce
costs and enhance productivity."
                                   # # #

     The following information is disclosed on behalf of the
company's
United States credit subsidiary, John Deere Capital Corporation, in
connection with the disclosure requirements of programs providing for
the issuance of debt securities:
     John Deere Capital Corporation's net income was $25.9
million in
the second quarter of 1994 compared with $26.8 million in the same
period last year.  For the first six months of 1994, net income was
$48.9 million, compared with income of  $54.3 million in 1993 excluding
the cumulative effect of accounting changes ($50.5 million after the
accounting changes).  Compared with last year, income for both the
quarter and the year was unfavorably affected by lower margins from a
smaller average receivable and lease portfolio caused mainly by the sale
of retail notes in 1993.  These lower margins were partially offset by
higher securitization and servicing fee income from retail notes previously sold but still administered.
     Revenues for the quarter and the year were lower compared
with a
year ago due to the sale of notes and lower levels of interest rates
resulting in lower finance charges earned by the company in 1994.
These
decreases were partially offset by increases in securitization
and
servicing fee income. The average receivable and lease portfolio financed was approximately seven percent lower in the second quarter and
10 percent lower during the first six months of this year
compared with
a year ago.
     Total receivable and lease acquisitions increased by 16
percent for
the quarter and 14 percent year-to-date compared with the same periods
last year.  The higher acquisitions during the first six months were
attributable to increased volumes of  retail notes, revolving charge
accounts and wholesale receivables.  Net credit receivables and leases
financed by John Deere Capital Corporation were $3.757 billion at
April
30, 1994 compared with $3.461 billion one year ago.  The increase in the
receivable and lease portfolio financed resulted mainly from a higher
balance of John Deere notes and leases, and revolving charge accounts.
Net credit receivables and leases administered, which include receivables previously securitized and sold, amounted to $4.694 billion at April 30, 1994 compared with $4.506 billion at April 30, 1993.
                                   # # #

Attached data accompany this press release

                     Second Quarter 1994 Press Release


Income (loss)
(millions of dollars)

                                  Three Months      Six Months
                                      Ended            Ended
                                    April 30          April 30

                               1994       1993    1994       1993
Income before restructuring
  charges as originally
  reported                    $189.3   $110.2   $276.3   $   82.6

Restatement of 1993 income
  due to accounting changes*             (9.2)          (1,123.8)

Income (loss) before
  restructuring charges
  as restated                  189.3    101.0    276.3   1,041.2)

Restructuring charges                    80.0                80.0

Net income (loss) as
  restated                    $189.3   $ 21.0   $276.3 $(1,121.2)


* After-tax incremental and cumulative adjustments for the adoption of FASB Statement Nos. 106 and 112.

                        SECOND QUARTER 1994 PRESS RELEASE


Net Sales and Revenues:
(Millions of Dollars)

                             Three Months Ended
                                 April 30
                                            %

                            1994    1993  Change
Net Sales:
 Agricultural equipment   $1,332  $1,117    +19
 Industrial equipment        432     339    +27
 Lawn and grounds
  care equipment             364     332    +10
    Total net sales        2,128   1,788    +19
Financial Services
  revenues                   309     295     +5
Other revenues                23      22     +5
    Total net sales
      and revenues        $2,460  $2,105    +17

United States and Canada:
  Equipment net sales     $1,663  $1,340    +24
  Financial Services
     revenues                309     295     +5
       Total               1,972   1,635    +21
Overseas net sales           465     448     +4
Other revenues                23      22     +5
    Total net sales
         and revenues     $2,460  $2,105    +17

                       SECOND QUARTER 1994 PRESS RELEASE


Net Sales and Revenues:
(Millions of Dollars)

                                 Six Months Ended
                                   April 30
                                                  %
                               1994     1993  Change
Net Sales:
 Agricultural equipment        $2,219   $1,806   +23
 Industrial equipment             740      570   +30
 Lawn and grounds
  care equipment                  576      527    +9
    Total net sales             3,535    2,903   +22
Financial Services
  revenues                        607      576    +5
Other revenues                     45       50   -10
    Total net sales
      and revenues             $4,187   $3,529   +19

United States and Canada:
  Equipment net sales          $2,783   $2,169   +28
  Financial Services
     revenues                     607      576    +5
       Total                    3,390    2,745   +23
Overseas net sales                752      734    +2
Other revenues                     45       50   -10
    Total net sales
         and revenues          $4,187   $3,529   +19



Selected Balance Sheet Data:
(Millions of Dollars)
                                    Apr 30        Oct 31   Apr 30
                                      1994           1993    1993

Equipment Operations:
  Dealer accounts and notes
    receivable - net                $3,153       $2,794    $3,123
  Inventories                       $  746       $  464     $ 729

Financial Services:
  Credit receivables and leases
    financed - net                  $4,142       $3,758    $3,829
  Credit receivables and leases
    administered - net              $5,080       $5,195    $4,874
  Insurance and health care
    companies' assets               $1,561       $1,453    $1,404

Average Shares Outstanding     85,866,844   77,291,186 77,291,186